                                                                       EXHIBIT 5

              OPINION OF HARWELL HOWARD HYNE GABBERT & MANNER, P.C.

June 5, 2000

Celeris Corporation
1801 West End Avenue
Suite 750
Nashville, Tennessee 37203

Ladies and Gentlemen:

         We have acted as special counsel to Celeris Corporation (the "Company") in connection with the registration of the 1998 Non-Qualified Stock Option Plan for Directors pursuant to a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "ACCORD") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, assumptions, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

         We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and
(ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

         On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when sold as contemplated under the Registration Statement, be legally issued, fully paid and non-assessable.

         Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Minnesota. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company.

                                       Very truly yours,

                                       /s/ Harwell Howard Hyne
                                           Gabbert & Manner, P.C.
                                       HARWELL HOWARD HYNE
                                       GABBERT & MANNER, P.C.